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                                                                 Exhibit 10(s)


                            SOTHEBY'S HOLDINGS, INC.
                           2003 RESTRICTED STOCK PLAN




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                            SOTHEBY'S HOLDINGS, INC.
                           2003 RESTRICTED STOCK PLAN

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE 1   PURPOSE OF THE PLAN, ADOPTION AND TERM......................    1
    1.1     Purpose of the Plan.........................................    1
    1.2     Adoption and Term...........................................    1
ARTICLE 2   DEFINITIONS.................................................    1
ARTICLE 3   ADMINISTRATION..............................................    4
    3.1     Administration..............................................    4
    3.2     Expenses of Administration..................................    4
    3.3     Indemnification.............................................    4
ARTICLE 4   SHARES OF COMMON STOCK SUBJECT TO THE PLAN..................    5
    4.1     Shares Subject to the Plan..................................    5
    4.2     Restricted Stock Subject to Forfeited or Terminated
              Awards....................................................    5
    4.3     Exchange of Options for Restricted Stock....................    5
ARTICLE 5   PARTICIPATION...............................................    5
ARTICLE 6   RESTRICTED STOCK............................................    5
    6.1     Grant of Restricted Stock...................................    5
    6.2     Restrictions................................................    6
    6.3     Restricted Stock Shares Certificates........................    6
    6.4     Voting and Dividend Rights..................................    6
ARTICLE 7   TERMS AND CONDITIONS OF RESTRICTED STOCK....................    6
    7.1     Award Agreements............................................    6
    7.2     Plan Provisions Control Terms...............................    6
    7.3     Vesting.....................................................    6
    7.4     Acceleration of Vesting.....................................    7
    7.5     Taxes and Withholding.......................................    7
    7.6     Surrender of Restrictions...................................    7
    7.7     Restrictions on Ownership of Class B Common Stock;
              Incorporation by Reference of Articles of Incorporation...    7
    7.8     Issuance of Class A Common Stock............................    7
ARTICLE 8   AMENDMENT AND TERMINATION OF THE PLAN; REORGANIZATIONS AND
              RECAPITALIZATIONS OF THE CORPORATION......................    8
    8.1     Amendment of the Plan.......................................    8
    8.2     Termination of the Plan.....................................    8
    8.3     Reorganizations and Recapitalizations of the Corporation....    8
ARTICLE 9   COMPLIANCE WITH OTHER LAWS AND REGULATIONS..................    8
    9.1     Registration or Qualification of Securities.................    8
    9.2     Representation..............................................    8
    9.3     Exchange of Certificates....................................    9
ARTICLE 10  RESTRICTIONS ON TRANSFER....................................    9

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
                                                                          PAGE
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
ARTICLE 11  GENERAL PROVISIONS..........................................    9
    11.1    No Right to Continued Employment............................    9
    11.2    Beneficiaries or Representatives of a Participant...........    9
    11.3    Elimination of Fractional Shares............................    9
    11.4    Inspection of Records.......................................    9
    11.5    Word Meanings...............................................    9
    11.6    Section Titles..............................................    9
    11.7    Severability................................................   10
    11.8    Compliance with Section 16(b) of the Securities Exchange
              Act.......................................................   10
    11.9    Compliance with Code Section 162(m).........................   10
    11.10   Strict Construction.........................................   10
    11.11   Choice of Law...............................................   10

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                            SOTHEBY'S HOLDINGS, INC.
                           2003 RESTRICTED STOCK PLAN

                                   ARTICLE 1

                     PURPOSE OF THE PLAN, ADOPTION AND TERM

    1.1 Purpose of the Plan. The Plan shall be called the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan (the 'Plan'). The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) providing certain Employees of the Corporation with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Corporation and its Subsidiaries, (ii) attracting and retaining the best available personnel to participate in the ongoing business operations of the Corporation and its Subsidiaries, and (iii) issuing shares of the Corporation's Class B Common Stock in exchange for the cancellation of certain stock options previously granted under the Sotheby's Holdings, Inc. 1987 and 1997 Stock Option Plans.

    1.2 Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective May 1, 2003. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

                                   ARTICLE 2

                                  DEFINITIONS

    In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms 'he,' 'his,' and 'him' shall refer to a Participant, and the capitalized terms shall have the following meanings:

    2.1 'Articles of Incorporation' means the Amended and Restated Articles of Incorporation of the Corporation, as the same may be amended from time to time.

    2.2 'Award' means individually or collectively, a grant of Restricted Stock under this Plan.

    2.3 'Award Agreement' means an agreement entered into by each Participant and the Corporation, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

    2.4 'Beneficiary' means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant's death; or (ii) an individual who, as a result of designation by a Participant, succeeds to the rights and obligations of such Participant under the Plan and the Award Agreement upon such Participant's death.

    2.5 'Board of Directors' means the Board of Directors of the Corporation or the Executive Committee of the Board.

    2.6 'Business Day' means any Day on which the New York Stock Exchange is open for trading.

    2.7 'Class A Common Stock' means the Class A Limited Voting Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast one vote for each share standing in his name.

    2.8 'Class B Common Stock' means the Class B Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast 10 votes for each share standing in his name.

    2.9 'Code' means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

    2.10 'Common Stock' means the Class A Common Stock and the Class B Common Stock.

    2.11 'Compensation Committee' or 'Committee' means the Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan.

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    2.12 'Confidential Information' means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situation and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation's and any Subsidiary's sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

    2.13 'Corporation' means Sotheby's Holdings, Inc., a Michigan corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

    2.14 'Date of Grant', with respect to an Award, means the date on which the Compensation Committee grants such Award pursuant to the Plan.

    2.15 'Day' means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

    2.16 'Disability' or 'Disabled' means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Certain conditions are excluded from the definition of Disability. The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Award Agreement.

    2.17 'Eligible Options' means those Options previously granted under the Stock Option Plan which are eligible for exchange under an Exchange Offer.

    2.18 'Employee' means an individual who is and continues to be employed (within the meaning of section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary) including officers (whether or not they may also be directors) of the Corporation or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

    2.19 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    2.20 'Exchange Offer' means an offer to exchange underwater Options for shares of Restricted Stock pursuant to such terms and conditions as the Compensation Committee may approve.

    2.21 'Fair Market Value' means the value of each share of Restricted Stock, determined for a particular date as follows:

        (a) if the Class B Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share of Restricted Stock shall be the closing price per share of Class B Common Stock on such exchange (or, if listed on more than one United States exchange, the principal said exchange) on the relevant Valuation Date hereunder;

        (b) if the Class B Common Stock is not traded on any United States national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the 'NASDAQ System') or any similar system of automated dissemination of quotations of prices in common use, the value of each share of Restricted Stock shall be the price per share equal to the mean between the closing high bid and the low asked quotations on such system on the relevant Valuation Date hereunder;

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        (c) if neither clause (a) nor clause (b) of this definition is applicable with respect to the Class B Common Stock, but either clause (a) or clause (b) is applicable with respect to the Class A Common Stock, the value of each share of Restricted Stock shall be the closing price as described in clause (a) above or the mean between the closing high bid and the low asked quotations as described in clause (b) above, respectively, of the Class A Common Stock, as the case may be; or

        (d) if neither paragraph (a) nor paragraph (b) nor paragraph (c) of this definition is applicable, the value of each share of Restricted Stock shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder.

        (e) for purposes of determining taxation of the Restricted Stock issued to U.K. employees, the definition of Fair Market Value may be adjusted as required by the Shares Valuation Division of the U.K. Inland Revenue.

    2.22 'Fiscal Year' means the fiscal year of the Corporation.

    2.23 'Fractional Share' means a portion of, or less than the whole of, a share of Common Stock.

    2.24 'Option' means an Option granted under the Stock Option Plan.

    2.25 'Optionee' means an individual who has outstanding Option grants under the Stock Option Plan.

    2.26 'Participant' means an Employee who has an outstanding Award granted under this Plan.

    2.27 'Period of Restriction' means the period during which the transfer of shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, in its discretion), and the shares are subject to substantial risk of forfeiture, as provided in Sections 6.2 and/or 7.3.

    2.28 'Person' or 'Persons' means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

    2.29 'Plan' means the Sotheby's Holdings, Inc. 2003 Restricted Stock Plan, as amended from time to time.

    2.30 'Reporting Person' means any and all Employees subject to Section 16 of the Exchange Act.

    2.31 'Restricted Stock' means those shares of Class B Common Stock made the subject of any Award granted pursuant to the Plan.

    2.32 'Retirement' means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee.

    2.33 'Section 162(m) Subcommittee' shall be a Subcommittee of the Compensation Committee comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a 'disinterested person' as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an 'outside director' as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder. The purpose of the Section 162(m) Subcommittee is to approve Restricted Stock Awards to covered employees (as defined in Code Section 162(m)) so that the Restricted Stock can qualify as performanced-based compensation under Code Section 162(m).

    2.34 'Securities Act' means the Securities Act of 1933, as amended.

    2.35 'Stock Option Plan' means the Sotheby's Holdings, Inc. 1987 and 1997 Stock Option Plans.

    2.36 'Subsidiary' means any corporation at least 50% of the total combined voting power of which is owned by the Corporation or another Subsidiary.

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    2.37 'Transfer' means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

    2.38 'Valuation Date' means, with respect to an Award of Restricted Stock, the Business Day immediately preceding either the Date of Grant of such Award, or the vesting date or other event applicable to such Award. The Valuation Date for the issuance of Restricted Stock in connection with an Exchange Offer shall be the date specified in the Exchange Offer documents. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, the value at the close of trading on such Valuation Date, and with respect to any other item, midnight in Detroit, Michigan at the end of such Valuation Date.

                                   ARTICLE 3

                                 ADMINISTRATION

    3.1 Administration. The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Committee or the Section 162(m) Subcommittee as applicable shall have the sole discretionary authority:

        (a) to authorize the granting of Restricted Stock Awards;

        (b) to select any Reporting Persons who are to be granted Restricted Stock under the Plan and to determine, subject to the limitations provided in Section 6.1 hereof, the number of shares of Restricted Stock to be granted to each Reporting Person;

        (c) to construe and interpret the Plan;

        (d) to establish and modify administrative rules for the Plan;

        (e) to impose such conditions and restrictions with respect to the Restricted Stock Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

        (f) to execute or cause to be executed Award Agreements; and

        (g) generally, to exercise such power and perform such other acts in connection with the Plan and the Awards and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

    Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

    The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Awards, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

    3.2 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

    3.3 Indemnification. The Committee, members of the Committee, and each Person or Persons designated or delegated by the Committee, and the shareholders, directors and officers of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

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                                   ARTICLE 4

                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

    4.1 Shares Subject to the Plan. The Restricted Stock to be made the subject of Awards granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Class B Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Class B Common Stock that may be issued by the Corporation under the Plan is 2,000,000 shares of Class B Common Stock. The aggregate number of shares of Restricted Stock outstanding at any time shall not exceed the relevant number of shares of Class B Common Stock remaining available for issuance under the Plan.

    4.2 Restricted Stock Subject to Forfeited or Terminated Awards. In the event that any Restricted Stock with respect to an outstanding Award is forfeited, surrendered, expires or is terminated for any reason before the Period of Restriction has been satisfied, all shares of Restricted Stock allocable to the forfeited or terminated portion of such Award shall again be available for Awards subsequently granted under the Plan.

    4.3 Exchange of Options for Restricted Stock. Employees who were previously granted certain Options under the Stock Option Plan may have a choice to exchange those Options for Restricted Stock under the Plan pursuant to a pre-determined conversion ratio as approved by the Compensation Committee (the 'Exchange Offer'). Options eligible for the exchange ('Eligible Options') will also be determined by the Compensation Committee prior to the Date of Grant. Only those Optionees who satisfy the following criteria are eligible for the exchange:

        (a) Optionee must be actively employed by the Corporation or a Subsidiary (or on an approved leave of absence) on the Date of Grant and must not either have given notice of termination of employment or received notice of termination of employment as of the Date of Grant; and

        (b) Optionee must hold a certain number of Eligible Options which are unexercised and outstanding (i.e., have not expired). The number shall be determined by the Compensation Committee.

    An Optionee who satisfies the criteria under this Section 4.3 may have a choice to exchange all Eligible Options; no partial exchange is permitted. The number of Eligible Options and the number of shares of Restricted Stock granted in exchange for cancellation of the Eligible Options will be set forth in the Award Agreement for each Participant. Any Options which are exchanged for Restricted Stock pursuant to this Section 4.3 shall be cancelled. Restricted Stock granted in exchange for the cancelled Options shall be subject to all of the terms and conditions of this Plan.

                                   ARTICLE 5

                                 PARTICIPATION

    Plan Participants shall be such Employees as the Compensation Committee may select (who may include officers). In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant.

                                   ARTICLE 6

                                RESTRICTED STOCK

    6.1 Grant of Restricted Stock. The Compensation Committee will cause the Corporation to issue Restricted Stock under the Plan in connection with an Exchange Offer described in Article 4. The Compensation Committee may also from time to time cause the Corporation to issue additional shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Compensation Committee may determine in addition to those set forth herein. The maximum aggregate number of shares of Restricted Stock which may be granted to any one Employee during a Fiscal Year shall be limited to 200,000 shares. For purposes of calculating the maximum number of shares of

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Restricted Stock granted in any Fiscal Year to an Employee who is subject to
Code Section 162(m), any shares that are granted and subsequently cancelled or surrendered during such Fiscal Year shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such Fiscal Year. Notwithstanding the foregoing, to the extent an adjustment is made to the Common Stock to reflect a change in the corporate capitalization of the Corporation, the additional shares of Restricted Stock, if any, shall not be counted against the maximum number of shares which may be granted to the Participant.

    6.2 Restrictions. The Restricted Stock issued in connection with an Exchange Offer shall be subject to the vesting schedule under Section 7.3 or such other vesting schedule as the Compensation Committee determines. Restricted Stock grants other than those made pursuant to an Exchange Offer, if any, will also be subject to vesting under Section 7.3 unless the Compensation Committee establishes a different Period of Restriction applicable to such Restricted Stock. Each grant of Restricted Stock may be subject to a different Period of Restriction as specified in the Award Agreement. The Compensation Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Period of Restriction, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Such restrictions shall be set forth in the Participant's Award Agreement.

    Except with respect to grants of Restricted Stock intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Compensation Committee may also, in its sole discretion, shorten or terminate the Period of Restriction or waive any other restrictions applicable to all or a portion of such Restricted Stock. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with Section 7.3.

    6.3 Restricted Stock Share Certificates. Restricted Stock awarded to a Participant may be held under the Participant's name in a book entry account maintained by or on behalf of the Corporation. Upon vesting of the Restricted Stock, the Corporation will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form.

    6.4 Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall have the right to vote such shares and the right to receive any dividends with respect to such shares, whether or not the shares of Restricted Stock are vested. All distributions, if any, received by an Employee with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

                                   ARTICLE 7

                    TERMS AND CONDITIONS OF RESTRICTED STOCK

    7.1 Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in a written agreement (an 'Award Agreement') in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Corporation and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock.

    7.2 Plan Provisions Control Terms. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan constituted on the Date of Grant of such Option shall control.

    7.3 Vesting. Except in the case of the death, Disability, or Retirement of a Participant, and subject to the provisions of Section 7.4 hereof, the Restricted Stock Granted under the Plan will vest in accordance with the following schedule:

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
COMPLETED YEARS OF EMPLOYMENT      CUMULATIVE
     FROM DATE OF GRANT        VESTING PERCENTAGE
     ------------------        ------------------
          1                            25%
          2                            50%
          3                            75%
          4 or more                   100%

    Except as provided in this Section 7.3, in the event a Participant terminates employment prior to 100% vesting, any shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. A Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death, Disability, or Retirement, or in the event of a Change in Control as described in Section 7.4.

    For purposes of this Section 7.3, account shall be taken of any adjustments made to the shares of Restricted Stock as described in Section 8.3 hereof after the Date of Grant of the Restricted Stock, such that the number of shares of Restricted Stock with respect to which a Participant is vested shall be redetermined at the time of an adjustment.

    7.4 Acceleration of Vesting.

        (a) Notwithstanding anything to the contrary in the Plan, including Sections 7.3, the Compensation Committee, in its discretion, may accelerate, in whole or in part the vesting schedule applicable to a grant of Restricted Stock.

        (b) In the event of a Change in Control (as defined in the Sotheby's Holdings, Inc. 1997 Stock Option Plan), Restricted Stock granted under the Plan shall become 100% vested on the date of the Change in Control.

    7.5 Taxes and Withholding. When a Participant incurs tax liability in connection with the lapse of a restriction which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the withholding tax obligation will be satisfied by withholding from shares to be issued upon lapse of such restriction that number of shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld (but in no event any more than the minimum amount required to be withheld). The Corporation will establish the procedures for selling shares needed to satisfy the tax withholding liability, which procedures may include selling shares on the open market or the Corporation's purchase of such shares or such other procedures as the Corporation deems desirable. The Participant also has the option to make payment in cash in United States dollars in lieu of the share withholding described above pursuant to procedures established by the Corporation. The amount of any such withholding shall be determined by the Corporation.

    7.6 Surrender of Restricted Stock. Any Restricted Stock granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Participant agree.

    7.7 Restrictions on Ownership of Class B Common Stock; Incorporation by Reference of Articles of Incorporation. Ownership of Class B Common Stock is subject to all of the restrictions contained in the Articles of Incorporation, including the automatic conversion of Class B Common Stock to Class A Common Stock. The relevant provisions of the Articles of Incorporation are hereby incorporated by reference.

    7.8 Issuance of Class A Common Stock. This Section 7.8 applies if at any time that shares of any class of the Corporation's capital stock are listed on a national securities exchange, the rules of such exchange or of any governmental agency of the United States of America require the delisting of such shares if the Corporation issues shares of Class B Common Stock. In that event, the Corporation shall deliver the same number of shares of Class A Common Stock as the number of shares of Class B Common Stock that is the subject of the Restricted Stock.

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                                   ARTICLE 8

           AMENDMENT AND TERMINATION OF THE PLAN; REORGANIZATIONS AND
                      RECAPITALIZATIONS OF THE CORPORATION

    8.1 Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of a revision or amendment to the Plan, all outstanding Restricted Stock shall be adjusted to be consistent with the terms and provisions of the Plan, as revised or amended, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall alter or impair the rights of a Participant under any Award previously granted under the Plan.

    8.2 Termination of the Plan. The Compensation Committee, with the approval or at the direction of the Board of Directors, and the Board of Directors shall have the right and power to terminate the Plan at any time, and no Restricted Stock shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any outstanding Restricted Stock shall be subject to the same terms and conditions, as provided in Article 7 hereof, that would have applied to such Restricted Stock if the Plan had not been terminated.

    8.3 Reorganizations and Recapitalizations of the Corporation.

        (a) The existence of this Plan and Restricted Stock granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) The issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Restricted Stock granted hereunder.

                                   ARTICLE 9

                   COMPLIANCE WITH OTHER LAWS AND REGULATIONS

    9.1 Registration or Qualification of Securities. The Plan and the grant of Restricted Stock under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each share of Restricted Stock shall be subject to the requirement that if at any time the Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock, the Restricted Stock shall comply with any registration, qualification, consent or approval requirements as imposed by the Compensation Committee.

    9.2 Representation. The Compensation Committee may require that any Person who is granted Restricted Stock under the Plan represent and agree in writing that if the shares of Common Stock

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made subject to the Restricted Stock are issuable under an exemption from registration requirements, the shares will be 'restricted' securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued for investment purposes and not with a view toward distribution.

    9.3 Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Class B Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of such shares but lacking such legend.

                                   ARTICLE 10

                            RESTRICTIONS ON TRANSFER

    A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise his rights under the Plan. No purported assignment, pledge or transfer of Restricted Stock granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Restricted Stock thereunder shall terminate and become of no further effect.

                                   ARTICLE 11

                               GENERAL PROVISIONS

    11.1 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be issued Restricted Stock under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Restricted Stock pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Restricted Stock granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of a Participant is and continues to be 'at will.'

    11.2 Beneficiaries or Representatives of a Participant. The Compensation Committee's determination of death or Disability and of the right of any Person other than a Participant under the Plan shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than an a Participant such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable.

    11.3 Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Restricted Stock the number so computed is not a whole number of shares of Restricted Stock, such number of shares of Restricted Stock shall be rounded down to the next whole number.

    11.4 Inspection of Records. Copies of the Plan, records reflecting each Participant's Awards, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

    11.5 Word Meanings. The words such as 'herein,' 'hereinafter,' 'hereof,' and 'hereunder' refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

    11.6 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

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    11.7 Severability. Whenever possible, each provision in the Plan and all
Restricted Stock granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Restricted Stock at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and all other Restricted Stock at any time granted under the Plan shall remain in full force and effect.

    11.8 Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to
Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

    11.9 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of section 162(m) of the Code. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee.

    11.10 Strict Construction. No rule of strict construction shall be implied against the Compensation Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Restricted Stock granted under the Plan or any rule or procedure established by the Compensation Committee.

    11.11 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

    To record the adoption of the Plan, the Corporation has caused the execution hereof as of this 29th day of April, 2003.

                                      SOTHEBY'S HOLDINGS, INC.,
                                      a Michigan corporation

                                      By: /s/ WILLIAM F. RUPRECHT
                                          ----------------------------
                                          William F. Ruprecht
                                          President and Chief Executive Officer

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